Exhibit 99.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO, OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION
THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE TAKEOVER CODE (THE "CODE"). ACCORDINGLY, THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE
THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION
FOR IMMEDIATE RELEASE
1 August 2017
Worldpay Group plc (“Worldpay”)
Extension of PUSU Deadline
On 5 July 2017, Worldpay and Vantiv, Inc. (“Vantiv”) announced that they had reached agreement in principle on the key terms of a potential merger of Worldpay and Vantiv. The announcement stated that in accordance with Rule 2.6(a) of the UK Takeover Code, Vantiv is required to clarify its intentions by no later than 5.00pm on 1 August 2017 (the "PUSU Deadline") (or such later date as the Takeover Panel may consent to in accordance with the Code), by either announcing a firm intention to make an offer or that it does not intend to make an offer.
Positive discussions are continuing between Worldpay and Vantiv, but there can be no certainty that a firm offer will be forthcoming.
Therefore, the Board of Worldpay has requested that the Panel on Takeovers and Mergers (the "Panel") extend the PUSU Deadline. In the light of this request, an extension has been granted by the Panel and, in accordance with Rule 2.6(a) of the Code, Vantiv is required, by not later than 5.00pm on 8 August 2017, either to announce a firm intention to make an offer in accordance with Rule 2.7 of the Code or to announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline may be extended with the consent of the Takeover Panel in accordance with Rule 2.6(c) of the Code.
A further announcement will be made when appropriate. This announcement has been made with the consent of Vantiv.

Enquiries:

Worldpay
Charles King, Investor Relations Director	+44 (0) 203 664 6171
Claire Hardy, Head of External Communications	+44 (0) 203 664 4902

Finsbury
James Murgatroyd	+44 (0) 207 251 3801

Goldman Sachs International	+44 (0) 207 774 1000
Anthony Gutman
Stephen Considine
Owain Evans
Charlie Lytle (corporate broking)

Barclays	+44 (0) 207 623 2323
Richard Taylor
Matthew Smith
Alisdair Gayne (corporate broking)
Robert Mayhew (corporate broking)

Vantiv
Nathan Rozof, Investor Relations	+1 513 900 4811
Andrew Ciafardini, Corporate Communications	+1 513 900 5308

Smithfield
John Kiely	+44 203 047 2538
Alex Simmons	+44 203 047 2133

Morgan Stanley	+1 212 761 4000 / +44 207 425 8000
Seth Bergstein
Brad Whitman
Colm Donlon
Matthew Jarman

Credit Suisse	+1 212 325 2000 / +44 207 888 8888
Brian Gudofsky
Steven Geller
Joe Hannon
Kyle Fry

Important notices
Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Worldpay and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Worldpay for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the contents of this announcement or any other matter referred to in this announcement.
Barclays Bank PLC, acting through its Investment Bank (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Worldpay and no one else in connection with the Merger or any other matter referred to in this announcement and will not be responsible to anyone other than Worldpay for providing the protections afforded to clients of Barclays nor for providing advice in relation to the Merger or any other matter referred to in this announcement
Morgan Stanley & Co International plc (“Morgan Stanley”), which is authorised by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Vantiv and no one else in connection with this announcement. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Vantiv for providing the protections afforded to clients of Morgan Stanley nor for providing advice in connection with the contents of this announcement or any matter referred to herein.
Credit Suisse International (“Credit Suisse”), which is authorised by the PRA and regulated by the FCA and the PRA in the United Kingdom, is acting as financial adviser exclusively for Bishop and no one else in connection with the matters set out in this announcement and will not be responsible to any person other than Bishop for providing the protections afforded to clients of Credit Suisse, nor for providing advice in relation to the content of this announcement or any matter referred to herein. Neither Credit Suisse nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Credit Suisse in connection with this announcement, any statement contained herein or otherwise
This communication is not intended to and does not constitute an offer to buy or the solicitation of an offer to subscribe for or sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction. The release, publication or distribution of this communication in whole or in part, directly or indirectly, in, into or from certain jurisdictions may be restricted by law and therefore persons in such jurisdictions should inform themselves about and observe such restrictions.
Disclosure requirements of the Code
Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.
An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.
Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.
If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.
Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).
Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.
Publication of this Announcement
In accordance with Rule 26.1 of the Code, a copy of this announcement will be available on Worldpay's website at www.investors.worldpay.com by no later than 12 noon (London time) on the business day following the date of this announcement. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.
Additional Information
This announcement is being made in respect of a potential transaction involving Worldpay and Vantiv. In connection with such transaction, Vantiv intends to file a proxy statement on Schedule 14A and other documents regarding such transaction with the SEC. Before making any voting or investment decision, investors are urged to carefully read the entire proxy statement when it becomes available and any other relevant documents filed by Vantiv with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Vantiv, Worldpay and the transaction. Investors and security holders are also urged to carefully review and consider Vantiv’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. When available, copies of the proxy statement will be mailed to the respective stockholders of Vantiv. When available, copies of the proxy statement also may be obtained free of charge at the SEC’s web site at http://www.sec.gov.
Participants in the Solicitation
Vantiv and its directors, officers and employees may be considered participants in the solicitation of proxies from Vantiv’s stockholders in respect of the potential transaction involving Worldpay and Vantiv. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Vantiv’s stockholders in connection with such transaction, including names, affiliations and a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant materials to be filed with the SEC. Information concerning the interests of Vantiv’s participants in the solicitation, which may, in some cases, be different than those of Vantiv’s stockholders generally, is set forth in the materials filed by Vantiv with the SEC, including in the proxy statement for Vantiv’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2017, as supplemented by other Vantiv filings with the SEC, and will be set forth in the proxy statement relating to the transaction when it becomes available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.